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                                                                   EXHIBIT 10.12




                      FIXED AND FLOATING SECURITY DOCUMENT



                              DATED 14 APRIL 1999

                                   CREATED BY



                                  SENETEK PLC
                            (Registered No. 1759068)
                                 As the Company


                                  in Favour of


                         SILVER CREEK INVESTMENTS, LTD.

                              as Collateral Agent















                                       B
                                One Silk Street
                                London EC2Y 8HQ

                            Tel: (+44) 171 455 2000
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This Deed is made on 14 April 1999 between:

(1) SENETEK PLC, a company incorporated in England (Registered No. 1759068) whose registered office is at 23 Palace Street, London SW1E 5HW (the "COMPANY") and

(2) SILVER CREEK INVESTMENTS, LTD. a company incorporated in the British Virgin Islands as Collateral Agent for the Purchasers under the Purchase Agreement (the "COLLATERAL AGENT", which expression includes its successors and assigns).


BACKGROUND

(A) The Company is entering into this Deed in connection with the Purchase Agreement.

(B) The Board of Directors of the Company is satisfied that entering into this Deed is for the purposes and to the benefit of the Company and its business.

(C) The Collateral Agent and the Company intend this document to take effect as a deed (even though the Collateral Agent only executes it under hand).

(D) This Deed is intended to grant security over the assets of the Company situated within the United Kingdom only.

It is agreed as follows:

1.   Interpretation

1.1 DEFINITIONS: Except as otherwise defined, terms defined in the Purchase Agreement have the same meaning in this Deed and, except to the extent that the context requires otherwise:

     "BANK ACCOUNTS" means all current, deposit or other accounts with any bank or financial institution in which the Company now or in the future has an interest and (to the extent of its interest) all balances now or in the future standing to the credit of those accounts

     "BOOK DEBTS" means all book and other debts of any nature, and all other rights to receive money (excluding Bank Accounts), now or in the future due, owing or payable to the Company and the benefit of all related negotiable instruments, rights, Security, guarantees and indemnities of any kind

     "CHARGED ASSETS" means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets

     "CHARGES" means all or any of the Security created or expressed to be created by or pursuant to this Deed

     "CURRENCY OF ACCOUNT" means the currency in which the relevant indebtedness is denominated or, if different, is payable

     "DELEGATE" means a delegate or sub-delegate appointed pursuant to Clause 16

     "ENFORCEMENT EVENT" means the occurrence of an Event of Default

     "EXCLUDED ASSETS SCHEDULE" means the schedule so entitled attached to this Deed

     "FIXTURES" means, fittings (including trade fixtures and fittings) and fixed plant, machinery and apparatus

     "INSOLVENCY ACT" Means the Insolvency Act of 1986
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"INSURANCES" means all contracts and policies of insurance of any kind now or in the future taken out by or on behalf of the Company or (to the extent of its interest) in which the Company now or in the future has an interest

"INTELLECTUAL PROPERTY" means, insofar as they exist in and/or are registrable in the United Kingdom all patents, designs, copyrights, topographies, trademarks, trading names, rights in confidential information and know-how, and any associated or similar rights, which the Company now or in the future owns or (to the extent of its interest) in which the Company now or in the future has an interest (in each case whether registered or unregistered and including any related licences and sub-licences of the same granted by it or to its applications and rights to apply for the same)

"INVESTMENTS" means insofar as they exist in and/or are registrable in the United Kingdom:

      (i) securities and investments of any kind (including shares, stock, debentures, units, depositary receipts, bonds, notes, commercial paper and certificates of deposit)

      (i) warrants, options or other rights to subscribe for, purchase or otherwise acquire securities and investments

      (ii) all rights relating to securities and investments which are deposited with, or registered in the name of, any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including rights against any such person) and

      (i) all other rights attaching or relating to securities or investments and all cash or other securities or investments in the future deriving from investments or such rights in each case now or in the future owned by the Company or (to the extent of its interest) in which the Company has an interest

"LIABILITIES" means the Obligations (as that term is defined in the Purchase Agreement)

"LPA" means the Law of Property Act 1925

"PURCHASE AGREEMENT" means the note purchase agreement dated as of the date hereof between the Company and the Collateral Agent

"REAL PROPERTY" means freehold and leasehold property (with an unexpired term of 30 years or more) in England and Wales (in each including any estate or interest therein, all rights from time to time attached or relating thereto and all Futures from time to time therein or thereon)

"RECEIVER" means an administrative receiver, receiver and manager or other receiver appointed in respect of the Charged Assets

"SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement having substantially the same economic effect (and "SECURED" shall be construed accordingly)

"TAX(ES)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any kind (and whatever called) imposed, levied, collected, withheld or assessed by or on any person in any jurisdiction
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     the "Winding-up" of a person also includes the amalgamation, reconstruction, administration, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction.

1.2 CONSTRUCTION OF CERTAIN REFERENCES: Except to the extent that the context requires otherwise, any reference in this Deed to:

     "ASSETS" insofar as they exist in and/or are registrable in the United Kingdom of any person means all or any part of its business, undertaking, property, assets, revenues, rights and uncalled capital, wherever located any document (including this Deed) is a reference to that document as from time to time amended, supplemented, novated, restated or replaced and includes a reference to any document which amends, supplements, novates, restates, replaces or is entered into, made or given under or in accordance with any of the terms of that document in the event of any inconsistency between the provisions or terms of this Deed and the Purchase Agreement, the provisions or terms of the Purchase Agreement shall prevail any legislative provision shall, at any particular time, include any modification, extension or re-enactment of it then in force and all instruments, orders and regulations then in force and made under or deriving validly from it

     "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not having separate legal personality)

     "RIGHTS" includes rights, authorities, discretions, remedies, liberties, powers, easements, quasi-easements and appurtenances (in each case, of any nature whatsoever).

1.3  HEADINGS: Headings shall be ignored in construing this Deed.

1.4 TRANSACTION DOCUMENT: The parties acknowledge that this Deed constitutes a Transaction Document (as defined in the Purchase Agreement).

2.   UNDERTAKING TO PAY

     The Company shall discharge or perform each Liability when due in accordance with its terms or, if they do not specify a time for payment or performance, immediately on demand by the Collateral Agent.

3.   FIXED CHARGES

     The Company, with full title guarantee and as security for the payment and discharge of all Liabilities, charges in favour of the Collateral Agent for the benefit of the Purchasers:

3.1 FUTURE REAL PROPERTY: except for the Real Property (if any) set out and described in the Excluded Assets Schedule by way of first fixed equitable charge, all Real Property now belonging to it and all Real Property acquired by it in the future

3.2 OTHER ASSETS: except for the Intellectual Property (if any) set out and described in the Excluded Assets Schedule by way of first fixed charge, all Intellectual Property both present and future.

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2    FLOATING CHARGE

3.3 CREATION: The Company, with full title guarantee and as security for the payment and discharge of all Liabilities, charges in favour of the Collateral Agent for the benefit of the Purchasers by way of first floating charge, its undertaking and all its assets, both present and future (including assets expressed to be charged by Clause 3 (Fixed Charges)) except for the undertaking and assets set out and described in the Excluded Assets Schedule.

3.4 RANKING: The floating Charge ranks behind all the fixed Charges but ranks in priority to any other Security over the Charged Assets except for Security ranking in priority in accordance with paragraph 6 of Schedule 1 (Borrow Money).

3.5 CONVERSION BY NOTICE: The Collateral Agent may convert the floating Charge into a fixed Charge (either generally or specifically) by notice to the Company specifying the relevant Charged Assets:

     3.5.1 if it considers (on reasonable grounds) it desirable to do so in order to protect or preserve the Charges over those Charged Assets and/or the priority of those Charges and/or

     3.5.2     at any time after an Enforcement Event occurs.

3.6  AUTOMATIC CONVERSION: if:

     3.6.1 the Company takes any step to create any Security in breach of Clause 5.1 (Security) over any of the Charged Assets not subject to a fixed Charge or

     3.6.2 any person takes any step to levy any distress, attachment, execution or other legal process against any of those Charged Assets the floating Charge over the relevant Charged Assets shall automatically and immediately be converted into a fixed Charge.

4    RESTRICTION AND FURTHER ASSURANCE

4.1 SECURITY: The Company shall not (and shall not agree to) create or have outstanding any Security over the Charged Assets except for:

     4.1.1     the Charges and

     4.1.2     Permitted Liens

4.2 DISPOSAL: The Company shall not (and shall not agree to) sell, factor, discount, transfer, assign, lease or hire out, lend or otherwise dispose of the Charged Assets, except for a disposal in the ordinary course of trade of assets which are not then subject or expressed to be subject to a fixed Charge and the disposal of which is not prohibited by any Transaction Document, without the prior written consent of the Collateral Agent.

4.3 FURTHER ASSURANCE: Subject to Clause 10.2, the Company shall promptly do whatever the Collateral Agent:

     4.3.1 reasonably requires to perfect or protect the Charges or the priority of the Charges or

     4.3.2 requires following an Event of Default to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Collateral Agent or any Receiver
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      including executing any transfer, conveyance, charge, assignment or assurance of the Charged Assets (whether to the Collateral Agent or its nominees or otherwise), making any registration and giving any notice, order or direction.

5     REAL PROPERTY

5.1 ACQUISITION: The Company shall promptly notify the Collateral Agent of its acquisition of, or agreement to acquire, any Real Property.

5.2 DOCUMENTS: The Company shall deposit with the Collateral Agent, and the Collateral Agent shall be entitled to hold, all title deeds and documents relating to the Company's future Real Property.

5.3 FUTURE REAL PROPERTY: In the case of the Company's future Real Property in England and Wales, the Company shall:

      5.3.1 promptly apply to H.M. Land Registry for first registration of the title to that Real Property and/or registration of the Company as proprietor of that Real Property and notify the Collateral Agent of its title number and

      5.3.2 request the Chief Land Registrar to register in relation to that Real Property notice of all Charges.

5.4 UNREGISTERED REAL PROPERTY: In the case of the Company's future Real Property in England and Wales, which is not registered at H.M. Land Registry and is not required to be so registered, the Company shall promptly apply to register this Deed and the Charges at the Land Charges Registry if the title deeds and documents are not deposited with the Collateral Agent.

5.5 LEGAL CHARGE: As security for the liabilities, the Company shall promptly execute and deliver to the Collateral Agent such legal charge of such of its Real Property from time to time in England and/or Wales as the Collateral Agent requires, such charge to be in a form agreed between the parties or failing such agreement in a form determined by the Collateral Agent that is no more onerous than this Deed. The Company shall promptly apply to H.M. Land Registry for registration of any such legal charge.

5.6 COMPLIANCE WITH OBLIGATIONS: The Company shall comply with any covenants, stipulations, conditions, licences, consents, and any other statutory, regulatory or contractual obligations relating to its Real Property or its use, including those requiring payment of sums in respect of its Real Property.

5.7   LEASES: THE COMPANY SHALL:

      5.7.1 comply with all obligations imposed on it, and enforce the due observance and performance of all obligations of all other persons of which it has the benefit, under any lease of Real Property

      5.7.2 not exercise any power to determine or extend, or accept the surrender of, any lease of Real Property of which it is the lessor and

      5.7.3 not exercise any of the powers of leasing or agreeing to lease any Real Property vested in or conferred on mortgagors by the general law.

5.8 NOTICES: The Company shall produce to the Collateral Agent within 7 days of receipt by it every statutory notice made in connection with any of its Real Property and other communication relating to the Real Property which could in the Companies view have a material adverse effect
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     on the value of the Real Property and comply with the reasonable instructions of the Collateral Agent in relation to any such notice or communication.

6    BOOK DEBTS

6.1 COLLECTION: Following the Charge becoming fixed over Book Debts under Clauses 4.3 or 4.4 the Company shall promptly collect all Book Debts and shall hold the proceeds of collection on trust for the Collateral Agent.

6.2 PAYMENT INTO DESIGNATED BANK ACCOUNT(S): Following the Charge becoming fixed over Book Debts under Clauses 4.3 or 4.4 the Company shall immediately pay all moneys received or receivable by it from any source (including all proceeds of collection of Book Debts) into a Bank Account (or, if one or more Bank Accounts have been designated for this purpose by the Collateral Agent, the relevant Bank Account(s)). The Collateral Agent may designate different Bank Accounts for different moneys.

6.3 RESTRICTIONS ON DEALING WITH BOOK DEBTS: Following the Charge becoming fixed over Book Debts under Clauses 4.3 or 4.4 without prejudice and in addition to Clauses 5.1 (Security), 5.2 (Disposal) and 5.3 (Further Assurance):

     6.3.1 except for the Charges, the Company shall not create or have outstanding any Security over all or any part of any of the Book Debts and

     6.3.2 except as required by Clause 5.3 (Further Assurance), the Company shall not sell, factor, discount, transfer, assign, lend or otherwise dispose of all or any part of any of the Book Debts.

6.4 DOCUMENTS:: Following the Charge becoming fixed over Book Debts under Clauses 4.3 or 4.4 the Company shall promptly execute and/or deliver to the Collateral Agent such documents relating to such of the Book Debts as the Collateral Agent reasonably requires.

7    BANK ACCOUNTS

7.1 RESTRICTION ON BANK ACCOUNTS: The Company shall have no Bank Accounts other than those from time to time advised to the Collateral Agent.

7.2 RESTRICTIONS ON DEALING WITH BANK ACCOUNTS: Following the Charge becoming fixed over Bank Accounts under Clauses 4.3 or 4.4 without prejudice and in addition to Clauses 5.1 (Security), 5.2 (Disposal) and 5.3 (Further Assurance):

     7.2.1 except for the Charges, the Company shall not create or have outstanding any Security over all or any part of any of the Bank Accounts and

     7.2.2 except as required by Clause 5.3 (Further Assurance), the Company shall not transfer, assign or otherwise dispose of all or any part of any of the Bank Accounts.

8    INVESTMENTS

8.1 ACQUISITION: The Company may only acquire, or agree to acquire any investment in accordance with the terms of the Purchase Agreement. The Company shall promptly notify the Collateral Agent of its acquisition of, or agreement to acquire, any investment.

8.2 DOCUMENTS: Following the Charge becoming fixed over investments under Clauses 4.3 or 4.4 the Company shall:
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     8.2.1  except to the extent the Collateral Agent notifies the Company from time to time to the contrary, deposit with the Collateral Agent, or as it directs, all certificates representing investments and

     8.2.2 execute and/or deliver to the Collateral Agent such other documents relating to the investments, including transfers of investments executed in blank, as the Collateral Agent requires.

2.1 VOTING COLLATERAL AGENT AND OTHER RIGHTS: Subject to Clause 9.4 (Voting and other Rights if the Changes become Enforceable), the Company shall be entitled to exercise or direct the exercise of the voting and other rights attached to any investment as it sees fit provided that exercise of or failure to exercise those rights could not reasonably be expected to have an adverse effect on the value of the relevant investment or the Charged Assets and would not otherwise prejudice the interests of the Collateral Agent

8.3 VOTING AND OTHER RIGHTS IF THE CHARGES BECOME ENFORCEABLE: At any time after an Enforcement Event occurs:

     8.3.3 the Collateral Agent or the Receiver shall be entitled to exercise or direct the exercise of the voting and other rights attached to any investment in such manner as it or he sees fit and

     8.3.4 the Company shall comply or procure the compliance with any directions of the Collateral Agent or the Receiver in respect of the exercise of those rights and shall promptly execute and/or deliver to the Collateral Agent or the Receiver such forms of proxy as it or he may require with a view to enabling such person as it or he may select to exercise those rights.

8.4 POWER OF ATTORNEY: If any Investment is not held in the Company's name, the Company shall promptly deliver to the Collateral Agent an irrevocable power of attorney, expressed to be given by way of security and executed as a deed by the person in whose name that investment is held. That power of attorney shall appoint the Collateral Agent, each Receiver and each Delegate the attorney of the holder in relation to that investment and shall be in such form as the Collateral Agent reasonably requires.

8.5 COMMUNICATIONS: The Company shall promptly execute and/or deliver to the Collateral Agent a copy of each circular, notice, report, set of accounts or other document received by it or its nominee in connection with any investment, as the Collateral Agent requires.

9    INTELLECTUAL PROPERTY

9.1 ACQUISITION: The Company shall promptly notify the Collateral Agent of its acquisition of, or agreement to acquire, (by licence or otherwise) any Intellectual Property, and any application by it or on its behalf to register any Intellectual Property in so far as doing so would not breach any contractual obligations of confidentiality.

9.2 DOCUMENTS: The Company shall promptly execute and/or deliver to the Collateral Agent such documents relating to Intellectual Property as the Collateral Agent requires. Provided that prior to an Enforcement Event the Company shall not be required to execute a conveyance assignment or transfer of its Intellectual Property to the Collateral Agent or its nominee.

9.3 MAINTENANCE: The Company shall take all necessary action to safeguard and maintain its present and future ownership and rights in connection with all Intellectual Property used in or necessary for its business, including observing all related covenants and stipulations, obtaining all
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     actions, it will also take all steps necessary to maintain all registered design, patent and trade mark registration held by it, including payment of renewal fees.

10   INSURANCE

10.1 DOCUMENTS: The Company shall promptly:

     10.1.1 execute and/or deliver to the Collateral Agent a copy of such insurance policies effected by it and the related premium receipts, and such other documents relating to the insurances, as the Collateral Agent requires and

     10.1.2 procure that the fixed Charges over the insurances are noted on the relevant policies.

2.2 MAINTENANCE: The Company shall maintain insurances in respect of the Charge Assets in accordance with the provisions of the Security Agreement as if those provisions were incorporated into this Deed mutatis mutandis.

11   GENERAL UNDERTAKINGS

11.1 COMPLY WITH UNDERTAKINGS: The Company shall comply with its undertakings and obligations under the Purchase Agreement.

12   REPRESENTATIONS AND WARRANTIES

2.3 The Company makes the representations and warranties to the Collateral agent set out in Clause 10 of the Purchase Agreement and repeats those representations and warranties under this Deed as the same time that they are made or repeated under the Purchase Agreement

13   ENFORCEMENT

13.1 WHEN ENFORCEABLE: As between the Company and the Collateral Agent the Charges shall be enforceable, and the powers conferred by Section 101 of the LPA as varied and extended by this Deed shall be exercisable, at any time after an Enforcement Event occurs.

13.2 POWER OF SALE: The Statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by Section 101 of the LPA as varied and extended by this Deed shall arise on the date of this Deed.

13.3 SECTION 103 LPA: Section 103 of the LPA shall not apply to this Deed.

14   APPOINTMENT AND RIGHTS OF RECEIVERS

14.1 APPOINTMENT OF RECEIVERS: if:

     14.1.3    requested by the Company or

     14.1.4 any step is taken with a view to the administration of the Company under the insolvency Act or

     14.1.5 any other Enforcement Event occurs (whether or not the Collateral Agent has taken possession of the Charged Assets)

     without any notice or further notice, the Collateral Agent may at any time, by deed, or otherwise in writing signed by any officer or manager of the Collateral Agent or any person authorised for this
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     Agent may similarly remove any Receiver and appoint any person instead of any Receiver. If the Collateral Agent appoints more than one person as Receiver, the Collateral Agent may give those persons power to act either jointly or severally.

14.2 SCOPE OF APPOINTMENT: Any Receiver may be appointed Receiver of all of the Charged Assets or Receiver of a part of the Charged Assets specified in the appointment. In the latter case, the rights conferred on a Receiver as set out in Schedule 1 (Rights of Receivers) shall have effect as though every reference in that Schedule to any Charged Assets were a reference to the part of those assets so specified or any part of those assets.

14.3 RIGHTS OF RECEIVERS: Any Receiver appointed pursuant to this Clause 15 shall have the rights, powers, privileges and immunities conferred by the Insolvency Act on administrative or other receivers duly appointed under the Insolvency Act, and shall also have the rights set out in Schedule 1 (Rights of Receivers).

14.4 AGENT OF COMPANY: Any Receiver shall be the agent of the Company for all purposes. The Company alone shall be responsible of the Receiver's contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver save where such arise directly from the gross negligence or wilful default of the Receiver.

14.5 REMUNERATION: The Collateral Agent may determine the remuneration of any Receiver and direct payment of that remuneration out of moneys he receives as Receiver. The Company alone shall be liable for the remuneration and all other costs, charges and expenses of the Receiver.

15   COLLATERAL AGENT'S RIGHTS

15.1 SAME RIGHTS AS RECEIVER: Any rights conferred by any Transaction Document upon a Receiver may be exercised by the Collateral Agent or any delegate appointed by it (such appointment to be upon such terms and conditions as it sees fit) after the Charges become enforceable, whether or not the Collateral Agent shall have taken possession or appointed a Receiver of the Charged Assets.

16   ORDER OF DISTRIBUTIONS

16.1 APPLICATION OF PROCEEDS: All amounts received or recovered by the Collateral Agent or any Receiver or Delegate in exercise of their rights under this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 17.2 (Order of Distributions).

16.2 ORDER OF DISTRIBUTIONS: The order referred to in Clause 17.1 (Application of Proceeds) is:

     16.2.1 in or towards the payment of all costs, charges, losses, liabilities and expenses of and incidental to the appointment of any Receiver or Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him

     16.2.2 in or towards the payment of the Liabilities in such order as the Collateral Agent thinks fit and

     16.2.3 in payment of any surplus to the Company or other person entitled to it.

17   LIABILITY OF COLLATERAL AGENT, RECEIVERS AND DELEGATES

17.1 POSSESSION: If the Collateral Agent, any Receiver or any Delegate takes possession of the Charged Assets, it or he may at any time relinquish possession. Without prejudice to Clause 18.2

     (Collateral Agent's Liability), the Collateral Agent shall not be liable as a mortgagee in possession by reason of viewing or repairing any of the Company's present or future assets.

17.2 COLLATERAL AGENT'S LIABILITY: Neither the Collateral Agent nor any Receiver or Delegate shall (either by reason or taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Company or any other person for any costs, charges, losses, damages, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Collateral Agent, any Receiver, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with the Transaction Documents except to the extent caused by its or his own gross negligence or wilful misconduct.

18   POWER OF ATTORNEY

18.1 APPOINTMENT: The Company by way of security irrevocably appoints the Collateral Agent, every Receiver and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

     18.1.1 to do anything which the Company is obliged to do (but has not done) under any Transaction Document (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets) and

     18.1.2 to exercise any of the rights conferred on the Collateral Agent, any Receiver or any Delegate in relation to the Charged Assets or under any Transaction Document, the LPA or the Insolvency Act.

18.2 RATIFICATION: The Company ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the proper exercise of the power of attorney in Clause 19.1 (Appointment).

19   PROTECTION OF THIRD PARTIES

19.1 NO DUTY TO ENQUIRE: No person dealing with the Collateral Agent, any Receiver or any Delegate shall be concerned to enquire:

     19.1.1 whether the rights conferred by or pursuant to any Transaction Document are exercisable

     19.1.2 whether any consents, regulations, restrictions or directions relating to such rights have been obtained or compiled with

     19.1.3 otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights or

     19.1.4    as to the application of any money borrowed or raised.

19.2 PROTECTION TO PURCHASERS: All the protection to purchasers contained in Sections 104 and 107 of the LPA, Section 42(3) of the Insolvency Act or in any other applicable legislation shall apply to any person purchasing from or dealing with the Collateral Agent, any Receiver or any Delegate.

20   SAVINGS PROVISIONS

20.1 CONTINUING SECURITY: Subject to Clause 22 (Discharge of Security), the Charges shall:

      20.1.2 not be affected in any way by any settlement of account (whether or not any Liabilities remain outstanding) or other matter or thing whatsoever and

      20.1.3 be in addition to any other Security, guarantee or indemnity now or in the future held by the Collateral Agent or any other person in respect of any of the Liabilities.

20.2 SECURITY UNAFFECTED: Without prejudice to the generality of Clause 21.1 (Continuing Security). neither the Charges nor the Liabilities shall be affected in any way by:

      20.2.1 any time, indulgence, concession, waiver or consent given to the Company or any other person, whether by the Collateral Agent or any other person

      20.2.2 any amendment to or change in any Security, guarantee or indemnity (including any Transaction Document), or the terms of any Liability

      20.2.3 the making or absence of any demand for payment of any Liabilities on the Company or any other person, whether by the Collateral Agent or any other person

      20.2.4 the enforcement or absence of enforcement of any Security, guarantee or indemnity (including any Transaction Document)

      20.2.5 the taking, existence or release of any other Security, guarantee or indemnity

      20.2.6 the Winding-up of the Company or any other person, or any step being taken for any such Winding-up or

      20.2.7 the illegality, invalidity or unenforceability of, or any defect in, any provision of any agreement or document relating to the liabilities or any Security, guarantee or indemnity (including any Transaction Document) or any of the rights or obligations of any of the parties under or in connection with any such document or any Security, guarantee or indemnity (including any Transaction Document).

20.3  EXERCISE OF COMPANY'S RIGHTS: So long as any Charge remains outstanding:

      20.3.1 any rights of the Company, by reason of the performance of any of its obligations under the Purchase Agreement the enforcement of any of the Charges or any action taken pursuant to any rights conferred by or in connection with the Purchase Agreement, to be indemnified by any person, to prove in respect of any liability in the Winding-up of any person or to take the benefit of or enforce any Security, guarantees or indemnities, shall be exercised and enforced only in such manner and on such terms as the Collateral Agent may require and

      20.3.2 any amount received or recovered by the Company (a) as a result of any exercise of any such rights or (b) in the Winding-up of any such person shall be held in trust for and immediately paid to the Collateral Agent.

20.4 AVOIDANCE OF PAYMENTS: The Company shall on demand indemnify the Collateral Agent against any cost, charge, loss, liability or expense (including loss of profit) sustained or incurred by the Collateral Agent as a result of the Collateral Agent being required for any reason (including any bankruptcy, insolvency, Winding-up or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any of the Liabilities and shall in any event pay to the Collateral Agent on demand the amount so refunded by it.

20.5 SUSPENSE ACCOUNTS: Any amount received or recovered by the Collateral Agent, any Receiver or any Delegate in exercise of its rights under any Transaction Document may be credited to an being credited to that account) until the Collateral Agent is satisfied that all the Liabilities have been discharged in full and that all facilities which might give rise to Liabilities have terminated.

20.6 TACKING: The Collateral Agent shall comply with its obligations under the Purchase Agreement (including any obligation to purchase Notes).

21    DISCHARGE OF SECURITY

21.1 FINAL REDEMPTION: Subject to Clause 22.2 (Retention of Security). If the Collateral Agent is satisfied that all the Liabilities have been irrevocably and unconditionally discharged in full and that all facilities and agreements which might give rise to Liabilities have terminated, the Collateral Agent shall at the request and cost of the Company release, reassign or discharge (as appropriate) the Charged Assets from the Charges.

21.2 RETENTION OF SECURITY: If the Collateral Agent considers that any amount paid or credited to it in respect of the Notes is capable of being avoided or otherwise set aside on the Winding-up of the Company or any other person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Liabilities have been irrevocably and unconditionally discharged.

21.3  CONSOLIDATION: Section 93 of the LPA shall not apply to the Charges.

22    EXPENSES, STAMP DUTY AND INTEREST

22.1 ENFORCEMENT EXPENSES: The Company shall pay to the Collateral Agent on demand, all costs, and expenses (including Taxes thereon and legal fees) incurred by the Collateral Agent, any Receiver or any Delegate in relation to this Deed or the Notes (including the administration, protection, realisation or enforcement of any right under or in connection with this Deed, or any consideration by the Collateral Agent as to whether to realise or enforce the same, and/or any such amendment, supplement, waiver, consent or release).

22.2 STAMP DUTY: The Company shall pay promptly, and in any event before any interest or penalty becomes payable, any stamp, documentary, registration or similar Tax (including Land Registry fees) payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Deed or the Notes and any amendment, supplement, waiver, consent or release and shall indemnify the Collateral Agent against any liability with respect to or resulting from any delay in paying or omission to pay any such Tax.

23    PAYMENTS

23.1 DEMANDS: Any demand for payment made by the Collateral Agent shall be valid and effective even if it contains no statement of the relevant Liabilities or an inaccurate or incomplete statement of them.

23.2 PAYMENTS: All payments by the Company under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as may be agreed between the parties or, if not so agreed, as the Collateral Agent may direct.

23.3  CONTINUATION OF ACCOUNTS: At any time after:

      23.3.1 the receipt by the Collateral Agent of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets or

     23.3.2 the presentation of a petition or the passing of a resolution for or with a view to the Winding-up of the Company the Collateral Agent may open a new account in the name of the Company with the Collateral Agent (whether or not it permits any existing account to continue). If the Collateral Agent does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to any Transaction Document.

23.4 SET-OFF: The Company authorises the Collateral Agent to apply (without prior notice) any credit balance (whether or not then due) to which the Company is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability to it of, any office of the Collateral Agent in or towards satisfaction of any part of the Liabilities which are due and unpaid and, for that purpose, to convert one currency into another.

24   RIGHTS, AMENDMENTS, WAIVERS, CONSENTS AND DETERMINATIONS

24.1 RIGHTS ADDITIONAL: The rights and remedies provided in each Transaction Document are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise). Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Transaction Document, the terms of that Transaction Document shall prevail.

24.2 EXERCISE OF RIGHTS: If the Collateral Agent or any Receiver or Delegate fails to exercise or delays exercising any right under any Transaction document, it will not operate as a waiver of that right. Any single or partial exercise of any right will not preclude any other or further exercise of that right or the exercise of any other right.

24.3 AMENDMENTS, WAIVERS AND CONSENTS: Any provision of any Transaction Document may be amended, supplemented or novated only if the Company and the Collateral Agent agree in writing. Any waiver, consent or approval by the Collateral Agent under any Transaction Document:

     24.3.1  shall not be effective unless it is in writing

     24.3.2 may be given subject to any conditions thought fit by the Collateral Agent and

     24.3.3 shall be effective only in the instance and for the purpose for which it is given.

24.4 DETERMINATIONS: Any determination by or certificate of the Collateral Agent or any Receiver or Delegate under any Transaction Document shall be conclusive save for manifest error.

25   PARTIAL INVALIDITY

     The illegality, invalidity or unenforceability of any provision of any Transaction Document under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision of that or any other Transaction Document.

26   COMMUNICATIONS

     Each communication under any Transaction Document shall be made in accordance with Section 12.9 of the Purchase Agreement. Each communication or document to be delivered to a party under any Transaction Document shall be sent to it at the fax number or address indicated in ????

27    WITHHOLDING

27.1 PAYMENTS TO BE FREE AND CLEAR: All sums payable by the Company under this Deed shall be paid in full without set-off or counterclaim unless prohibited by law.

27.2 TAX INDEMNITY: If the Company or any other person must at any time pay any Tax or other amount on, or calculated by reference to, any sum received or receivable by the Collateral Agent under this Deed (except for a payment by the Collateral Agent or a Purchaser of Tax on its own Overall Net Income), the Company shall pay or procure the payment of that Tax or other amount before any interest or penalty becomes payable or, if that Tax or other amount is payable and paid by the Collateral Agent, shall reimburse it on demand for the amount paid by it.

27.3 TAX RECEIPTS: Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, the Company shall deliver to the Collateral Agent evidence satisfactory to the Collateral Agent of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

27.4 TAX ON OVERALL NET INCOME: In this Clause 28, "Tax on Overall Net Income" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by the jurisdiction in which its principal office (and/or, in the case of the Collateral Agent or a Purchaser, its office through which it is acting in connection with this Deed) is located on (a) the net income, profits or gains of that person world-wide or (b) such of its net income, profits or gains as arise in or relate to that jurisdiction.

27.5 TAX CREDIT: If the Company makes a payment under Clause 26.2 (Tax Indemnity) to the Collateral Agent or a Purchaser ("RECEIPIENT") and the Receipient determines that it has received or been granted a credit against or a refund of any tax paid or payable by it with reference to the liability to which such payment relates, the Receipient shall to the extent it can do so without prejudice to the retention of the amount of such credit or refund pay to the Company such amount as it shall have determined to be attributable to the payment. Nothing herein contained shall interfere with the right of the Receipient to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Receipient shall not be under any obligation to claim credit or refund from or against its corporate profits or similar tax liability in respect of the amount of such payment in priority to any other credits or refunds available to it, nor to disclose any information relating to its tax affairs or any computations in respect thereof.

28    INDEMNITIES

28.1 CURRENCY OF ACCOUNT: The Currency of Account is the sole currency of account and payment for all sums payable by the Company under or in connection with this Deed, including damages.

28.2 EXTENT OF DISCHARGE: Any amount received or recovered in a currency other than the Currency of Account (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the Winding-up of the Company or otherwise) by the Collateral Agent in respect of any Liability shall only constitute a discharge to the Company to the extent of the amount in the Currency of Account which the Collateral Agent is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

28.3 CURRENCY INDEMNITY: If that amount in the Currency of Account is less than the amount of the Liability in the Currency of Account the Company shall indemnify the Collateral Agent against any loss sustained by it as a result. In any event, the Company shall indemnify the Collateral Agent against the cost of making any such purchase. For the purpose of this Clause 29.3, it will be sufficient for the Collateral Agent to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

28.4 ENVIRONMENTAL INDEMNITY: The Company shall indemnify the Collateral Agent against any and all costs, charges, losses, liabilities or expenses (including any paid, incurred, suffered or sustained as a matter of commercial prudence even if no actual liability or obligation exists) expended, paid, incurred, suffered or sustained by the Collateral Agent arising (directly or indirectly) out of:

      28.4.1 any breach or potential breach of or liability (whether civil and/or criminal) under any Environmental Law or

      28.4.2 any responsibility on the part of the Collateral Agent in respect of any clean-up, repair or other corrective action arising out of or in connection with the operations of business of the Company in the UK or in respect of any Real Property of the Company.

28.5  INDEMNITIES SEPARATE: Each indemnity in this Deed shall:

      28.5.1 constitute a separate and independent obligation from the other obligations in that or any other Transaction Document

      28.5.2  give rise to a separate and independent cause of action

      28.5.3  apply irrespective of any indulgence granted by the Collateral
              Agent

      28.5.4 continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Liability or any other judgment or order and

      28.5.5 apply whether or not any claim under it relates to any matter disclosed by the Company or otherwise known to the Collateral Agent.

29    GOVERNING LAW

29.1 GOVERNING LAW: This Deed shall be governed by and construed in accordance with the laws of England.

2.4 JURISDICTION: Any proceedings relating to a dispute which arises out of or in connection with any Transaction Document ("PROCEEDINGS") shall be brought in the courts of England, save that the Collateral Agent or any Purchaser may also bring Proceedings, whether or not concurrently with other Proceedings, in the courts of New York.

      The Company submits to the jurisdiction of each such court.

2.5 VENUE: The Company irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 30 and any claim that any such Proceedings have been brought in an inconvenient forum. Each party irrevocably waives all right to trial by jury in any Proceedings.

In witness whereof this Deed has been duly executed as a deed on the date stated at the beginning.

                                   SCHEDULE 1

                              RIGHTS OF RECEIVERS

Any Receiver appointed pursuant to Clause 15 (Appointment and Rights of Receivers) shall have the right, either in his own name or in the name of the Company or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit, and either alone or jointly with any other person:

1 ENTER INTO POSSESSION: to take possession of, get in and collect the Charged Assets, and to require payment to it or to the Collateral Agent of any Book Debts or credit balance on any Bank Account

2    CARRY ON BUSINESS: to manage and carry on any business of the Company

3 CONTRACTS: to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract or arrangement to which the Company is a party

4 DEAL WITH CHARGED ASSETS: to sell, transfer, assign, exchange, hire out, lend or otherwise dispose of or realise the Charged Assets (including any Fixtures, which may be sold separately from the related Real Property) to any person (including a new company formed pursuant to paragraph 5 (Hive
     Down)) either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by installments spread over a period or deferred)

5 HIVE DOWN: to form a new company and to subscribe for or acquire (for cash or otherwise) any investment in or of the new company and to sell, transfer, assign, exchange and otherwise dispose of or realise any such investments or part thereof or any rights attaching thereto

6 BORROW MONEY: to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise) and on such terms and conditions and for such purpose as he may think fit

7 COVENANTS AND GUARANTEES: to enter into bonds, covenants, guarantees, indemnities and other commitments and to make all payments needed to effect, maintain or satisfy them

8 DEALINGS WITH TENANTS: to grant leases, tenancies, licences and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user, in each case on such terms as he thinks fit, and otherwise to reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons (including a new company formed pursuant to paragraph 5 (Hive Down)) from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Charged Assets)

9 RIGHTS OF OWNERSHIP: to manage and use the Charged Assets and to exercise and do (or permit the Company or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Assets

10 INSURANCE, REPAIRS, IMPROVEMENTS ETC.: to insure the Charged Assets on such terms as he thinks fit, to carry out decorations, repairs, alterations, improvements and additions to the Charged Assets (including the development or redevelopment of any Real Property) and to purchase or otherwise acquire or do anything in connection with the Charged Assets as he may think fit

11 CLAIMS: to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Company or relating to the Charged Assets

12 LEGAL ACTIONS: to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets or any business of the Company

13 REDEMPTION OF SECURITY: to redeem any Security (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets

14 EMPLOYEES ETC.: to appoint, hire and employ officers, employees, contractors, agents, advisors and others and to discharge any such persons and any such persons appointed, hired or employed by the Company

15 INSOLVENCY ACT: to exercise all powers set out in Schedule 1 or (in the case of a Scottish Receiver) Schedule 2 to the Insolvency Act as now in force (whether or not in force at the date of exercise and whether or not the Receiver is an administrative receiver) and any powers added to
     Schedule 1 or Schedule 2, as the case may be, after the date of this Deed and

16 OTHER POWERS: to do anything else he may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Transaction Document, the LPA or the Insolvency Act.

SIGNED as a DEED by SENETEK PLC               Signature of Director
acting by Frank Massino a Director and        /s/ FRANK MASSINO
Stewart Slade                                 ---------------------
the Secretary

                                              Signature of Director or Secretary

                                              ---------------------

Address:
620 Airport Road Napa, CA 94558

Fax No.:
707-259-6238

Attention:
Corena Michnevich